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                             DISTRIBUTION AGREEMENT


                            HOTCHKIS AND WILEY FUNDS
                      725 South Figueroa Street, 39th Floor
                          Los Angeles, California 90017


         THIS AGREEMENT is made as of this 25th day of July, 2002, and amended and restated as of October 29, 2002, and again as of August 28, 2003, by and between Hotchkis and Wiley Funds, a Delaware business trust (the "Trust"), and Stephens Inc., an Arkansas corporation (the "Distributor").

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to retain the Distributor to render distribution services to the Trust's investment portfolios listed on Appendix A (individually, a "Fund" and collectively, the "Funds"), and the Distributor is willing to render such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

             1. As the Trust's agent, the Distributor shall be the exclusive distributor for the shares of the Fund registered under the Securities Act of 1933 (the "1933 Act"). In addition to providing all share distribution services for the Funds, the Distributor will maintain a service desk dedicated to the Funds, and will maintain and preserve all applicable records of the Funds, including financial and corporate records.

             2. The Trust shall sell through the Distributor, as the Trust's agent, and deliver, upon the terms set forth herein, Fund shares that the Distributor orders from the Trust and for which the Distributor has received and confirmed unconditional purchase orders. All orders from the Distributor shall be subject to acceptance and confirmation by the Trust.

             3. As the Trust's agent, the Distributor may sell and distribute Fund shares in such manner not inconsistent with the provisions hereof as the Distributor may determine from time to time. In that connection the Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the 1933 Act, the 1940 Act and of any securities association registered under the Securities Exchange Act of 1934 (the "1934 Act").

             4. The Trust reserves the right to sell Fund shares to purchasers to the extent that it or the transfer agent for Fund shares, or any agent thereof, receives purchase applications therefor. The Distributor's right to accept purchase orders for Fund shares or to make sales thereof shall not apply to Fund shares that may be offered by the Trust to shareholders for the reinvestment of cash distributed to shareholders by the Trust or Fund shares that may otherwise be offered by the Trust to shareholders, unless the Distributor is otherwise notified by the Trust.

             5. All shares offered for sale and sold by the Distributor shall be offered for sale and sold by the Distributor to or through securities dealers or banks and other depository institutions having agreements with the Distributor ("Selling Agents") upon the terms and conditions set forth in paragraph 7(b) hereof or to investors at the price per share (the "offering price", which is the net asset value per share plus the applicable sales charge, if any) specified and determined as provided in the Prospectus (the "Prospectus") included in the Trust's Registration Statement, as amended from time to time, under the 1933 Act and the 1940 Act (the "Registration Statement"), relating to the offering of its shares for sale. If the offering price is not an exact multiple of one cent, it shall be adjusted to the nearest full cent. The Trust shall determine and furnish promptly to the Distributor a statement of the offering price at least once on each day on which the Prospectus states the Trust is required to determine the Trust's net asset value for the purpose of pricing purchase orders. Each offering price shall become effective at the time and shall remain in effect during the period specified in the statement. Each such statement shall show the basis of its computation. For purposes of establishing the offering price, the Trust shall consider a purchase order to have been presented

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to it at the time it was originally entered by the Distributor for transmission to it, provided the original purchase order and the Distributor's fulfilling order to the Trust are appropriately time stamped or evidenced to show the time of original entry and that the Distributor's fulfilling order to the Trust is received by the Trust within a time deemed by it to be reasonable after the purchase order was originally entered. Purchases of shares shall be made for full and fractional shares, carried to the third decimal place.

             6. Ownership of Fund shares sold hereunder shall be registered in such names and denominations as are specified in writing to the Trust or to its agent designated for the purpose. No certificates for shares of the Fund will be issued.

             7. (a) The Distributor shall from time to time employ or associate with it such persons as it believes necessary to assist it in carrying out its obligations under this agreement. The compensation of such persons shall be paid by the Distributor.

                 (b) The Distributor shall have the right to enter into selling agreements with Selling Agents of its choice for the sale or marketing of Fund shares at the offering price and upon the terms and conditions set forth in the Prospectus. The initial form of selling agreement is attached hereto as Appendix
B. The Distributor may amend those agreements, or modify the form of agreement, or modify the form of agreement, only upon approval of the Trust.

                 (c) The Distributor shall pay all expenses incurred in connection with its qualification as a dealer or broker under Federal or state laws.

                 (d) The Distributor shall pay for all expenses incurred in connection with (i) printing and distributing such number of copies of the Prospectus as the Distributor deems necessary for use in connection with offering Fund shares to prospective investors, (ii) preparing, printing and distributing any other literature and advertising deemed appropriate by the Distributor for use in connection with offering Fund shares for sale and (iii) all other expenses incurred in connection with the sale of Fund shares as contemplated by this agreement, except as otherwise specifically provided in this agreement. In addition, it is understood and agreed that, so long as a plan of distribution of the Trust adopted pursuant to Rule 12b-1 of the 1940 Act (the "Plan") continues in effect, any expenses incurred by the Distributor hereunder may be paid from amounts received by it from the applicable Fund under the Plan. So long as the Plan continues in effect, the Distributor shall be entitled to receive reimbursement from the Trust under the Plan for actual expenses incurred in connection with the applicable Fund to the extent such expenses are reimbursable under the Plan. The Treasurer of the Trust shall provide to the Board of Trustees of the Trust and the Board of Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

                 (e) The Trust shall pay all expenses incurred in connection with (i) the preparation, printing and distribution to shareholders of the Prospectus and reports and other communications to Fund shareholders; (ii) registrations of Fund shares under the 1933 Act and the Fund under the 1940 Act;
(iii) amendments to the Registration Statement; (iv) notice filings for Fund shares for sale in jurisdictions designated by the Distributor; (v) qualification of the Trust as a dealer or broker under the laws of jurisdictions designated by the Distributor; (vi) qualification of the Trust as a foreign corporation authorized to do business in any jurisdiction if the Distributor determines that such qualification is necessary or desirable for the purpose of facilitating sales of Fund shares; (vii) maintaining facilities for the issue and transfer of Fund shares; (viii) supplying information, prices and other data to be furnished by the Trust under this agreement; and (ix) original issue taxes or transfer taxes applicable to the sale or delivery of Fund shares.

                 (f) The Trust shall execute all documents and furnish any information, which may be reasonably necessary in connection with the notice filings for Fund shares for sale in a jurisdiction designated by the Distributor.

                 (g) The Trust shall pay to the Distributor the maximum amount that is payable pursuant to, and in accordance with, the Distribution Plan applicable to a Fund or class of shares of a Fund, or the maximum amount payable under applicable laws, regulations and rules, whichever is less, unless the parties hereto mutually agree, in writing, to a lesser amount. In addition, the Distributor shall be entitled to

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receive applicable sales charges, including front-end sales loads and contingent deferred sales charges, on the basis set forth in the Prospectus.

             8. The Trust shall furnish the Distributor from time to time, for use in connection with the sale of Fund shares, such written information with respect to the Trust as the Distributor may reasonably request. In each case such written information shall be signed by an authorized officer and shall be true and correct. The Trust shall also furnish to the Distributor copies of its reports to its shareholders and such additional information regarding the Trust's financial condition as the Distributor may reasonably request from time to time.

             9. The Registration Statement and the Prospectus have been or will be, as the case may be, prepared in conformity with the 1933 Act, the 1940 Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC"). The Trust represents and warrants to the Distributor that the Registration Statement and the Prospectus contain or will contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations, that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or the effective date, as the case may be, and that neither the Registration Statement nor the Prospectus, when it shall become effective under the 1933 Act or be authorized for use, shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Fund shares. The Trust shall from time to time file such amendment or amendments to the Registration Statement and the Prospectus as, in the light of future developments, shall, in the opinion of the Trust's counsel, be necessary in order to have the Registration Statement and the Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Fund shares. If the Trust shall not file such amendment or amendments within 15 days after receipt by the Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this agreement immediately. The Trust shall not file any amendment to the Registration Statement or the Prospectus without giving the Distributor reasonable notice thereof in advance, provided that nothing in this agreement shall in any way limit the Trust's right to file at any time such amendments to the Registration Statement or the Prospectus as the Trust may deem advisable. The Trust represents and warrants to the Distributor that any amendment to the Registration Statement or the Prospectus filed hereafter by the Trust will, when it becomes effective under the 1933 Act, contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations, that all statements of fact contained therein will, when the same shall become effective, be true and correct, and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Fund shares.

             10. Subject to the provisions of paragraph 7, the Trust shall prepare and furnish to the Distributor from time to time such number of copies of the most recent effective Prospectus filed with the SEC as the Distributor may reasonably request. The Trust authorizes the Distributor and Selling Agents to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Fund shares. The Trust shall indemnify, defend and hold harmless the Distributor, its officers and directors and any person who controls the Distributor within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors or any such controlling person, may incur under the 1933 Act, the 1940 Act, other statutes, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading. Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of any person who is an officer or director of the Distributor and who is also a Trustee of the Trust, shall not inure to the benefit of such officer or director unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act or the 1940 Act, and in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard or its obligations and duties under this agreement. This indemnity agreement is expressly conditioned upon the Trust's being notified of any action brought against the Distributor, its officers or directors or any such

                                        3
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controlling person, which notification shall be given by letter or by telegram addressed to the Trust at its principal office in Los Angeles, California, and sent to the Trust by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure to notify the Trust of any such action shall not relieve the Trust from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Trust shall be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, the defense shall be conducted by counsel chosen by the Trust and approved by the Distributor. If the Trust elects to assume the defense of any such suit and retain counsel approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Trust does not elect to assume the defense of any such suit, or in case the Distributor does not approve of counsel chosen by the Trust, the Trust will reimburse the Distributor, its officers and directors or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. In addition, the Distributor shall have the right to employ separate counsel to represent it, its officers and directors and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Distributor against the Trust hereunder if in the reasonable judgment of the Distributor it is advisable because of existing or potential differing interests between the Distributor, its officers and directors or such controlling person and the Trust in the conduct of the defense of such action, for the Distributor, its officers and directors or such controlling person to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the Trust. This indemnity agreement and the Trust's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors or any such controlling person and shall survive the delivery of any shares as provided in this agreement. This indemnity agreement shall inure exclusively to the benefit of the Distributor and its successors, the Distributor's officers and directors and their respective estates and any such controlling persons and their successors and estates. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Fund shares.

             11. The Distributor agrees to indemnify, defend and hold harmless the Trust, its officers and Trustees and any person who controls the Trust within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the 1933 Act, the 1940 Act, other statutes, the common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands shall arise out of or be based upon
(a) any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust specifically for use in the Registration Statement or the Prospectus or shall arise out of or be based upon any alleged omission required to be stated in the Registration Statement or the Prospectus or necessary to make such information not misleading, (b) any alleged act or omission on the Distributor's part as the Trust's agent that has not been expressly authorized by the Trust in writing, or (c) any alleged willful misfeasance, bad faith or negligence in the performance of the Distributor's obligations and duties under the Agreement or by reason of its alleged reckless disregard thereof. This indemnity agreement is expressly conditioned upon the Distributor's being notified of any action brought against the Trust, its officers and Trustees or any such controlling person, which notification shall be given by letter or telegram, addressed to the Distributor at its principal office in Little Rock, Arkansas, and sent to the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify the Distributor of any such action shall not relieve the Distributor from any liability which it may have to the Trust, its officers or Trustees or such controlling person by reason of any such alleged misstatement or omission on the Distributor's part otherwise than on account of the indemnity agreement contained in this paragraph. The Distributor shall have a right to control the defense of such action with counsel of its own choosing and approved by the Trust if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event the Trust, its officers and Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action at their own expense.

                                        4
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             12. No Fund shares shall be sold through the Distributor or by the
Trust under this agreement and no orders for the purchase of Fund shares shall be confirmed or accepted by the Trust if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act. Nothing contained in this paragraph 12 shall in any way restrict, limit or have any application to or bearing upon the Trust's obligation to redeem Fund shares from any shareholder in accordance with the provisions of its Declaration of Trust. The Trust will use its best efforts at all times to have Fund shares effectively registered under the 1933 Act.

             13. The Trust agrees to advise the Distributor immediately:

                 (a) of any request by the SEC for amendments to the Registration Statement, the Prospectus or for additional information;

                 (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the Prospectus under the 1933 Act or the initiation of any proceedings for that purpose;

                 (c) of the happening of any material event that makes untrue any statement made in the Registration Statement or the Prospectus or that requires the making of a change in either thereof in order to make the statements therein not misleading; and

                 (d) of any action of the SEC with respect to any amendments to the Registration Statement or the Prospectus that may from time to time be filed with the SEC under the 1933 Act or the 1940 Act.

             14. Insofar as they concern the Trust, the Trust shall comply with all applicable laws, rules and regulations, including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to the 1933 Act, the 1940 Act or by any securities association registered under the 1934 Act.

             15. The Trust and Distributor agree that each of them will comply with Regulation S-P of the Securities and Exchange Commission promulgated under section 504 of the Gramm-Leach-Bliley Act and will not disclose nonpublic personal information about a consumer either received from the other or from Selling Agents to non-affiliated third parties except pursuant to Subpart C, "Exceptions to the Regulation", or as otherwise provided by law.

             16. The Distributor may, if it desires and at its own cost and expense, appoint or employ agents to assist it in carrying out its obligations under this agreement, but no such appointment or employment shall relieve the Distributor of any of its responsibilities or obligations to the Trust under this agreement.

             17. The following provisions shall apply with respect to the sale by Distributor of Class B or Class C Shares of any Fund, notwithstanding any other provision herein to the contrary:

                 (a) Distributor shall have the obligation to pay all applicable dealer allowances ("B or C Share Allowances") which Selling Agents are entitled to receive in connection with the sale of Class B or Class C Shares, including any such B or C Share Allowances, or portions thereof, which registered representatives of Distributor are entitled to receive.

                 (b) The amounts that are payable under the Plan to Distributor pursuant to Section 7(g) hereof with respect to the Class B or Class C Shares of the Funds are the maximum amounts which are set forth in Appendix A to the Plan for the Class B or Class C Shares. These amounts shall continue to be the amounts payable with regard to the Class B or Class C Shares under the Plan unless and until changed in accordance with the terms of such Plan or this Agreement.

                 (c) To the extent that Distributor engages and uses a third-party to finance its obligation to pay B or C Share Allowances as set forth in this section, Distributor shall have the right to assign to such third-party all or any portion of Distributor's right hereunder to receive fees in connection with the sale of Class B or C Shares and to direct the Trust, upon written notice, to make direct payment of

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these fees to such party, free and clear of any rights to offset or claims of the Trust or any Fund against Distributor.

                 (d) The Trust acknowledges that, under the applicable Distribution Plan for Class B or C Shares of the Funds, any payments that Distributor is entitled to receive with respect to Class B or C Shares shall continue, in accordance with, and subject to, the applicable terms relating to the Class B or C Shares, regardless of whether Distributor is acting as the principal underwriter for the Company (and affected Funds); provided that the Distribution Plan for the Class B or C Shares have not been terminated or modified in a way which affects the payment of such amounts.

             18. Subject to the provisions of paragraph 9, this Agreement shall continue in effect until such time as there shall remain no shares registered under the 1933 Act, provided that this agreement shall continue in effect for a period of more than one year from the date hereof only so long as such continuance is specifically approved at least annually in accordance with the 1940 Act and the rules thereunder. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Trust upon 60 days' written notice to the Distributor or by the Distributor at any time after the second anniversary of the effective date of this agreement on 60 days' written notice to the Trust.

             19. Nothing in this Agreement shall require the Trust to take any action contrary to any provision of its Declaration of Trust or to any applicable statute or regulation.

             20. Miscellaneous.

                 (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or the Distributor shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                 To the Trust:

                 Hotchkis and Wiley Funds
                 725 South Figueroa Street, 39th Floor
                 Los Angeles, California 90017
                 Attn:    Nancy D. Celick, President

                 With a copy to:

                 Vedder, Price, Kaufman & Kammholz, P.C.
                 222 North LaSalle Street
                 Chicago, IL  60601-1003
                 Attn:  Karin Flynn

                 To the Distributor:

                 Stephens Inc.
                 111 Center Street, 14th Floor
                 Little Rock, Arkansas 72201
                 Attention: Michael W. Nolte, Vice President

                 (b) This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be subject to assignment (as that term is defined under the 1940 Act).

                 (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                 (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and which collectively shall be deemed to constitute only one agreement.

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                 (e) If any provision of this Agreement is declared to be
prohibited or unenforceable, the remaining provisions of this Agreement shall continue to be valid and fully enforceable.

In witness whereof, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                        HOTCHKIS AND WILEY FUNDS


                                        By:    /s/ Nancy D. Celick
                                              ----------------------------------
                                              Nancy D. Celick
                                              President


                                        STEPHENS INC.


                                        By:    /s/ Richard H Blank, Jr.
                                              ----------------------------------
                                              Richard H. Blank, Jr.
                                              Senior Vice President

Approved: July 30, 2003

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                                   APPENDIX A

Hotchkis and Wiley Funds covered by this Agreement

     1.      Large Cap Value Fund
     2.      Mid-Cap Value Fund
     3.      Small Cap Value Fund
     4.      All Cap Value Fund

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                                                           APPENDIX B

                                                 FORM OF SELLING GROUP AGREEMENT

                            HOTCHKIS AND WILEY FUNDS

                             SELLING GROUP AGREEMENT


                                  STEPHENS INC.
                          111 Center Street, 14th Floor
                           Little Rock, Arkansas 72201


Ladies and Gentlemen:

         We are the exclusive distributor of the shares of capital stock of the several portfolios (each, a "Fund" and collectively, the "Funds") of Hotchkis and Wiley Funds (the "Company"), a Delaware business trust, pursuant to the terms of a Distribution Agreement between us and the Company. The Company is an open-end management investment company registered under the Investment Company Act of 1940 ("the Act"), as amended, and the shares being offered to the public are registered under the Securities Act of 1933 ("1933 Act"), as amended. We invite you to participate in the distribution of the shares of beneficial interest of certain of the Funds (as identified to you on Schedule 1, as such Schedule may be revised from time to time) ("Shares") on the following terms:

     1. You represent and warrant that you are either (a) a registered broker or dealer pursuant to the Securities Exchange Act of 1934 ("1934 Act"), and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and that you will maintain such registration and membership and abide by the Conduct Rules, the Constitution and By-Laws of the NASD and all other rules and regulations that are now or may become applicable to you and your activities hereunder; or (b) a bank exempt from registration as a broker-dealer under the federal securities laws, and that you will conduct your activities hereunder and otherwise in a manner so as to remain exempt from such registration and in compliance with the provisions of the Glass-Steagall Act and all other rules and regulations that are now or may become applicable to you and your activities hereunder. You agree that you will immediately advise us in the event of your expulsion or suspension from the NASD.

     2. You represent and warrant that you are registered or qualified to act as a broker or dealer (or are exempt from being required to register or qualify as such) in the states or other jurisdictions where you transact business. You agree that you will maintain such registrations or qualifications in full force and effect throughout the term of this Agreement (and if an exemption becomes no longer available, to immediately so qualify or register). You agree to comply with all applicable federal, state and local laws, including, without limiting the generality of the foregoing, the 1933 Act, the 1934 Act and the 1940 Act, and all applicable rules or regulations thereunder. You agree to offer and sell Shares only in the states and other jurisdictions in which we have indicated that such offers and sales can be made and in which you are qualified to so act. You further agree not to offer or sell Shares outside the several states, territories and possessions of the United States.

     3. You represent and warrant that you are a financial institution subject to the International Money Laundering and Anti-Terrorist Financing Act of 2001, enacted as part of the USA PATRIOT Act, [HR 3162, Pub. L. No. 107-56 (2001)] (the "PATRIOT Act"). You certify that you
         (i) have established policies and procedures designed to prevent and detect money laundering, including processes to meet the anti-money laundering requirement of the PATRIOT Act and the rules and regulations promulgated thereunder; (ii) have identified, and will continue to identify, the customers for whom you act and the sources of funds for all customers for whom you act and will retain all documentation necessary to identify those customers and their sources of funds; (iii) do not believe, and have no reason to believe, that any of the customers for whom you act are

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         engaged in money laundering activities or are associated with any terrorist or other individuals, entities or organizations sanctioned by the United States or the jurisdictions in which you do business; and (iv) will notify us in the event you have reason to believe that any of the customers for whom you act are engaged in money laundering activities or are associated with any terrorist or other individuals, entities or organizations sanctioned by the United States or the jurisdictions in which you do business.

     4. You agree to offer and sell Shares of the Funds to your customers only at the applicable public offering price then in effect as described in the respective Fund's then currently effective prospectus, including any supplements or amendments thereto (each, a "Prospectus"). You may establish and charge reasonable service fees to your customers for processing exchange or redemption orders for Shares, provided you provide written disclosure of the fees to your customers.

     5. Purchase orders for Shares ("Purchase Orders") received from you and accepted by us will be executed at the applicable public offering price next determined after our receipt and acceptance of such Purchase Order, in accordance with the Prospectuses. All Purchase Orders must meet the applicable minimum initial and subsequent investment requirements as described and set forth in the Prospectuses. You agree to date and time stamp all orders received by you and to promptly forward all Purchase Orders to us or the Company's Transfer Agent in time for processing at the public offering price next determined after receipt by you. You agree that you will not withhold Purchase Orders or purchase Shares in anticipation of receiving Purchase Orders from customers. The procedures applicable to the handling of Purchase Orders shall be subject to such instructions as may be issued by us or the Company's Transfer Agent from time to time.

     6. All Purchase Orders are subject to acceptance by us and confirmation by the Company or its Transfer Agent. We reserve the right in our sole discretion to reject any Purchase Order, including contingent or conditional Purchase Orders, in whole or in part. We also reserve the right in our discretion without notice to you to suspend sales or withdraw the offering of Shares, in whole or in part, or to cancel this Agreement.

     7. You agree to purchase Shares only through us or from your customers. Purchases through us shall be made only for the purpose of covering Purchase Orders already received from your customers or for your bona fide investment. Purchases from your customers, if any, shall be at a price that is not less than the applicable net asset value quoted by the Company at the time of such purchase as determined in the manner set forth in the Prospectuses. All transactions in Shares shall be subject to the terms and provisions set forth in the Prospectuses.

     8.  Shares purchased hereunder will not be issued in certificated form.

     9. If a customer's account with a Fund is established without the customer signing an Account Application, you represent that the instructions relating to the registration and shareholder options selected (whether on the Account Application, in some other document or orally) are in accordance with the customer's instructions, and you shall be responsible to the Company, its Transfer Agent and us for any losses, claims, damages or expenses resulting from acting upon such instructions.

     10. If payment for Shares purchased hereunder is not received or made within the applicable time period specified in the governing Prospectus, or if you cancel any order at any time after our acceptance of the Purchase Order, we reserve the right to cancel the sale (or, at our option, to redeem the Shares), in which case you shall be responsible to the Company, its Transfer Agent and us for any losses, claims, damages or expenses resulting from your failure to make payment or cancellation as aforesaid.

     11. You have no authority whatsoever to act as agent for, partner of or participant in a joint venture with the Company or us or any other member of the Selling Group, and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Company the agent of each other. In all transactions in the Shares, you are acting as principal or as agent for your customer and we are acting as agent for the Company and not as principal. We are not responsible for the issuance, form, validity, enforceability or value of the Company's Shares.

     12. No person is authorized to act for us or to make any representations concerning the Company or its Shares except those contained in the Prospectuses and the Statements of Additional Information, and in sales literature issued by us supplemental to the Prospectuses and Statements of Additional Information ("Sales Literature"). In purchasing Shares through us, you shall rely solely upon the representations contained in the Prospectuses, the Statements of Additional Information and the Sales Literature. We will furnish you, upon request, with a reasonable quantity of copies of the Prospectuses, Statements of Additional Information, Sales Literature and amendments and supplements thereto. You agree that if and when we supply you with copies of any supplements to any Prospectus, you will affix copies of such supplements to all such Prospectuses in your possession, that thereafter you will distribute such Prospectuses only with such supplements affixed, and that you will present Purchase Orders only from persons who have received Prospectuses with such supplements affixed. You agree not to use Sales Literature in connection with the solicitation of Purchase Orders unless accompanied or preceded by the relevant Prospectus.

     13. As compensation for distribution-related or account maintenance services performed by you in connection with the distribution of Shares of any of the Funds which have distribution plans in effect under Rule 12b-1 under the 1940 Act that provide for compensation for distribution-related or account maintenance services, you may receive a periodic fee based upon a percentage of the average daily net asset value of Shares of the respective Funds attributable to you, in accordance with the applicable Distribution Plans as disclosed in the governing Prospectus.

     14. You agree to indemnify the Company, its Transfer Agent and us for any losses, claims, damages or expenses arising out of or in connection with any wrongful act or omission by you, your representatives, agents or sub-agents not in accordance with this Agreement, provided that such losses, claims, damages or expenses were not caused by the indemnitees' willful misfeasance, bad faith or gross negligence.

     15. You agree to comply with Regulation S-P of the Securities and Exchange Commission promulgated under section 504 of the Gramm-Leach-Bliley Act and will not disclose nonpublic personal information about a consumer you receive from us to non-affiliated third parties except pursuant to Subpart C, "Exceptions to the Regulation", or as otherwise provided by law.

     16. This Agreement shall become effective upon receipt by us of a signed copy hereof, and shall cancel and supersede any and all prior Selling Group Agreements or similar agreements or contracts between us relating to the distribution of the Shares. Any amendments to this Agreement shall be deemed accepted by you, and will take effect with respect to, and on the date of, any orders placed by you after the date set forth in any notice of amendment sent by us to you. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

     17. This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law. We reserve the right to cancel this Agreement at any time without notice if any Shares are offered for sale by you at less than the applicable public offering price as set forth in the Prospectuses.

     18. This Agreement is in all respects subject to statements regarding the sale and repurchase or redemption of Shares made in the Prospectuses, and to the NASD's Conduct Rules, which shall control and override any provision to the contrary in this Agreement.

     19. All communications to us shall be sent to us by mail or by confirmed telefacsimile at 111 Center Street, 14th Floor, Little Rock,
         Arkansas 72201. Any notice to you shall be duly given if sent by mail or by confirmed telefacsimile to you at your address as set forth on the signature page hereof. Any party that changes its address shall promptly notify the other party in accordance with the terms of this paragraph.

                                               STEPHENS INC.


                                               By:
                                                      --------------------------

                                               Name:
                                                      --------------------------

                                               Title:
                                                      --------------------------


         The undersigned, on behalf of the below-named institution, accepts this invitation to become a member of the Selling Group and agrees to abide by the foregoing terms and conditions.

Name of Institution:
                       ------------------------

Dated:
                       ------------------------

Address:
                       ------------------------


                       ------------------------

Telephone:
                       ------------------------

Telefacsimile:
                       ------------------------


By:                                            By:
         ---------------------------                  --------------------------
         (Authorized Signature)                       (Authorized Signature)

Name:                                          Name:
         ---------------------------                  --------------------------

Title:                                         Title:
         ---------------------------                  --------------------------


     Please execute this Agreement in duplicate and return both copies to Stephens Inc.

                             SELLING GROUP AGREEMENT

                                   SCHEDULE 1

                            HOTCHKIS AND WILEY FUNDS

                     FUND NAME                             CUSIP NUMBER                TICKER                 12b-1 FEES
                     ---------                             ------------                ------                 ----------
Hotchkis and Wiley Large Cap Value Fund Class A              44134R107                 HWLAX                    0.25%
Hotchkis and Wiley Large Cap Value Fund Class B              44134R602                 HWLBX                    1.00%
Hotchkis and Wiley Large Cap Value Fund Class C              44134R701                 HWLCX                    1.00%
Hotchkis and Wiley Large Cap Value Fund Class R              44134R784                  TBD                     0.50%

Hotchkis and Wiley Mid-Cap Value Fund Class A                44134R206                 HWMAX                    0.25%
Hotchkis and Wiley Mid-Cap Value Fund Class B                44134R883                 HWMBX                    1.00%
Hotchkis and Wiley Mid-Cap Value Fund Class C                44134R875                 HWMCX                    1.00%
Hotchkis and Wiley Mid-Cap Value Fund Class R                44134R776                  TBD                     0.50%

Hotchkis and Wiley Small Cap Value Fund Class A              44134R305                 HWSAX                    0.25%
Hotchkis and Wiley Small Cap Value Fund Class B              44134R859                 HWSBX                    1.00%
Hotchkis and Wiley Small Cap Value Fund Class C              44134R842                 HWSCX                    1.00%

Hotchkis and Wiley All Cap Value Fund Class A                44134R792                 HWAAX                    0.25%
Hotchkis and Wiley All Cap Value Fund Class C                44134R826                  TBD                     1.00%


TBD      To be determined